EXHIBIT 10.1

WARRIOR MET COAL, INC.
2017 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
(Time-Based Vesting Award)

This RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), effective as of the Date of Grant set forth in the Grant Notice (the “Grant Date”), is by and between Warrior Met Coal, Inc. (the “Company”) and the Participant.

W I T N E S S E T H:

WHEREAS, the Company has established the Warrior Met Coal, Inc. 2017 Equity Incentive Plan (as it may be amended, the “Plan”); and

WHEREAS, the Company desires to provide the Participant with an opportunity to share in the long-term growth and value creation of the Company by granting the Participant Restricted Stock Units (as defined in the Plan) (“RSUs”) pursuant to Section 9 of the Plan and subject to the terms and conditions set forth in this Agreement and the Plan.

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

1.	Grant of Restricted Stock Units.

(a)Subject to the terms, conditions and restrictions set forth herein, the Company hereby grants to the Participant the number of RSUs set forth in the Grant Notice as of the Grant Date. The RSUs are granted pursuant to the Plan and will be subject to the terms of the Plan and this Agreement. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Plan.

(b)    Subject to the terms of the Plan, including without limitation Section 12 of the Plan, each RSU constitutes the right of the Participant to receive one share of Common Stock on the Settlement Date (as defined below), subject to the settlement and other terms and conditions set forth in this Agreement.

(c)    The Company shall establish and maintain an RSU bookkeeping account for the Participant (the “Account”), and the Account shall be credited with the number of RSUs granted to the Participant. The Participant’s interest in the Account shall be that of a general, unsecured creditor of the Company.
2.     Restrictions. Except as provided in the Plan or this Agreement, the restrictions on the RSUs are that they will be forfeited by the Participant and all of the Participant’s rights to such RSUs shall immediately terminate without any payment or consideration by the Company, in the event of any sale, assignment, transfer, hypothecation, pledge or other alienation of such RSUs made or attempted, whether voluntary or involuntary, and if involuntary whether by process of law in any civil or criminal suit, action or proceeding, whether in the nature of an insolvency or bankruptcy proceeding or otherwise, by the Participant without the written consent of the Committee.

3.     Vesting; Settlement. The RSUs will vest and be settled in accordance with the terms and conditions set forth in this Section 3.

(a)    General. The RSUs shall vest as follows; provided, that, except as otherwise provided below, the Participant’s continuous employment has not terminated prior to the relevant vesting date(s):

(i)    with respect to one-third (1/3) of the RSUs, on the first anniversary of the Grant Date;
(ii)    with respect to one-third (1/3) of the RSUs, on the second anniversary of the Grant Date; and

(iii)    with respect to one-third (1/3) of the RSUs, on the third anniversary of the Grant Date.

(b)    Termination of Continuous Employment.

(i)    Subject to Section 3(c) below, in the event of the termination of the Participant’s continuous employment with the Company or an Affiliate for any reason other than death, disability or Retirement (as defined below) prior to the third anniversary of the Grant Date, any RSUs held by the Participant that have not vested as of the date of such termination shall be forfeited without payment of any consideration.
(ii)    In the event of the termination of the Participant’s continuous employment with the Company or an Affiliate as a result of the Participant’s death, disability or Retirement prior to the third anniversary of the Grant Date, the Participant will become vested in a pro rata portion of the unvested RSUs, with such pro rata portion calculated by multiplying the number of RSUs that would have vested on the next vesting date had the Participant’s employment not terminated prior to such vesting date by a fraction, the numerator of which equals the number of days that the Participant was employed since the prior vesting date and the denominator of which shall be 365. The Company shall issue the pro rata portion of the vested RSUs in accordance with the timing specified in Section 3(d) below.
For purposes of this Agreement, the term “Retirement” shall mean a termination by the Participant of his or her continuous employment that occurs on or after the date on which the Participant attains the age of fifty-five (55) and has completed at least five (5) years of employment with the Company or any of its Affiliates.

(c)    Change in Control. Any unvested RSUs held by the Participant shall vest in full upon the occurrence of a Change in Control, provided, that, the Participant remains in continuous employment through and including the date of a Change in Control.

(d)    Settlement. Vested RSUs will be settled in shares of Common Stock as soon as reasonably practicable following the date on which such RSUs vest; provided, however, that in no event shall such RSUs be settled more than thirty (30) days after such vesting date (such actual date, the “Settlement Date”). Upon the issuance of the shares to the Participant, the corresponding RSUs shall cease to be credited to the Account.
4.     Rights as a Shareholder; Dividend Equivalents.

(a)    Unless and until the RSUs become settled in shares of Common Stock in accordance with Section 3 above, the Participant shall have no rights as a shareholder relating thereto. On the Settlement Date, the Participant shall become the record owner of the shares of Common Stock issued in respect of the vested RSUs, and as record owner shall be entitled to all rights of a shareholder of the Company.

(b)    If the Company pays a cash dividend on its shares of Common Stock for which the record date (for purposes of this Agreement, the “record date” is the date on which holders of record are determined for purposes of paying the cash dividend on shares of Common Stock) occurs after the Grant Date but prior to a Settlement Date, the Participant shall receive a lump sum cash payment on such Settlement Date equal to the aggregate amount of the cash dividend paid by the Company on a single share of Common Stock multiplied by the number of RSUs that will vest on the next vesting date following the applicable record date.

5.     Tax Withholding.

(a)    The Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any cash, shares of Common Stock, other securities or other property deliverable under the RSUs or from any compensation or other amounts owing to a Participant, subject to compliance with Section 409A (as defined below), the amount (in cash, Common Stock, other securities or other property) of any required withholding taxes in respect of the RSUs, or any payment or transfer of the RSUs or under the Plan, and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes.

(b)     Without limiting the generality of clause (a) above, the Participant may satisfy, in whole or in part, the foregoing withholding liability by (i) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest and are Mature Shares) owned by the Participant having a Fair Market Value equal to such withholding liability or (ii) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the settlement of the RSUs a number of shares with a Fair Market Value equal to such withholding liability (but no more than the minimum required statutory withholding liability).

6.     Restrictive Covenants.
(a)    The Participant acknowledges and recognizes the highly competitive nature of the business of the Company and its Affiliates and accordingly agrees as follows:
(i)    Confidentiality. The Company has advised the Participant and the Participant acknowledges that it is the policy of the Company and its Affiliates to maintain as secret and confidential all Protected Information (as defined below), and that Protected Information has been and will be developed at substantial cost and effort to the Company and its Affiliates. All Protected Information shall remain confidential permanently and the Participant shall not at any time, directly or indirectly, divulge, furnish or make accessible to any Person (otherwise than as may be required in the regular course of the Participant’s employment with the Company), nor use in any manner, either during the term of employment or after termination, at any time, for any reason, any Protected Information, or cause any such information of the Company or any of its Affiliates to enter the public domain;
For purposes of this Agreement, the term “Protected Information” shall mean trade secrets, confidential and proprietary business information of the Company and its Affiliates, and any other information of the Company and its Affiliates, including, but not limited to, customer lists (including potential customers), sources of supply, processes, plans, materials, pricing information, internal memoranda, marketing plans, internal policies, and products and services which may be developed from time to time by the Company and its Affiliates and their respective agents or employees, including the Participant; provided, however, that information that is in the public domain (other than as a result of a breach of this Agreement), approved for release by the Company or an Affiliates or lawfully obtained from third parties who are not bound by a confidentiality agreement with the Company or such Affiliates, is not Protected Information.
(ii)    Non-Solicitation. During the term of employment and for a period of twelve (12) months after the Participant’s employment terminates for any reason, the Participant shall not (i) employ or retain or solicit for employment or arrange to have any other person employ or retain or solicit for employment or otherwise participate in the employment or retention of any person who is an employee of the Company or any of its Affiliates or (ii) call upon, solicit, write, direct, divert, influence or accept business (either direct or indirectly) with respect to any account or customer or prospective customer of the Company or any of its Affiliates; and
(iii)    Non-Disparagement. At all times, the Participant agrees not to disparage the Company or any of its Affiliates or employees or otherwise make comments harmful to the Company’s reputation.

(b)    Injunctive Relief. The Participant acknowledges and agrees that a violation of any of the terms of this Agreement will cause the Company irreparable injury for which adequate remedy at law is not available. Accordingly, it is agreed that the Company or any of its Affiliates shall be entitled to an injunction, restraining order or other equitable relief to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which it may be entitled at law or equity.
(c)    Blue Pencil. The Participant and the Company agree that the covenants contained in this Agreement are reasonable covenants under the circumstances, and further agree that if, in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended.
7.     Compliance with Law. Notwithstanding any of the provisions hereof, the Participant hereby agrees that the Company will not be obligated to issue or transfer any shares of Common Stock to the Participant hereunder if the issuance or transfer of such shares of Common Stock shall constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority. Any determination hereunder by the Committee shall be final, binding and conclusive.

8.     Notice. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to him or her at his or her address as recorded in the records of the Company.

9.     Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

10.     Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to its conflict of law principles.

11.     Plan. The terms and provisions of the Plan are incorporated herein by reference, and the Participant hereby acknowledges receiving a copy of the Plan. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Agreement, this Agreement shall govern and control.

12.     Section 409A. Notwithstanding any other provision of this Agreement to the contrary, this Agreement and the payment(s) hereunder are intended to comply with Section 409A of the Code and the regulations and other guidance published thereunder (collectively, “Section 409A”), and shall at all times be interpreted and administered in accordance with such intent, including with respect to any required delay in settlement for a “specified employee” under Section 409A. In no event will the Company or its Affiliates or any of their respective employees, directors, officers, agents, representatives, attorneys, equityholders, principals, partners, members, managers or affiliates have any liability for any failure of this Agreement to satisfy the requirements of, or be exempt from, Section 409A, and such parties do not guarantee that this Agreement complies with, or is exempt from, Section 409A. The Participant acknowledges and agrees that the Participant shall not have any right to designate, directly or indirectly, the time of payment of any amount payable hereunder.

13.     Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant.

14.     Entire Agreement. This Agreement contains the entire agreement between the parties with respect to such subject matter and supersedes all prior written or oral agreements or understandings.

15.     No Right to Continued Employment. Nothing in this Agreement shall be deemed by implication or otherwise to impose any limitation on any right of the Company to terminate the Participant’s continuous employment at any time and for any reason or no reason.

16.    Recoupment Policies. Notwithstanding anything in the Plan to the contrary, the Company will be entitled, to the extent permitted or required by the Warrior Met Coal, Inc. Incentive Recoupment Policy, applicable law (including Section 409A) and/or the requirements of an exchange on which the Company’s shares are listed for trading, in each case, as in effect from time to time, to recoup compensation of whatever kind paid by the Company or any of its Affiliates at any time to a Participant under the Plan, including this Award, and the Participant, by accepting this Award pursuant to the Plan and this Agreement, agrees to comply with any Company request or demand for such recoupment.

17.    Severability. Every provision of this Agreement is intended to be severable and any illegal or invalid term shall not affect the validity or legality of the remaining terms.

18.     Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation of construction, and shall not constitute a part of this Agreement.

19.     Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Facsimile, PDF and other electronic copies of the parties’ signatures shall have the same force and effect as original signatures.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

WARRIOR MET COAL, INC.

By: _______________________
Name: Walter J. Scheller, III
Title: Chief Executive Officer

PARTICIPANT

By: _______________________
Name: _______________________